Exhibit 10.1

EXECUTION VERSION

AMENDMENT AGREEMENT

AMENDMENT AGREEMENT (the “Agreement”), dated as of November 8, 2005, by and among Avanex Corporation, a Delaware corporation, with headquarters located at 409l9 Encyclopedia Circle, Fremont, California 94538 (the ”Company”), and [Steelhead Investments Ltd.] [Kings Road Investments Ltd.] [Gryphon Master Fund, L.P.] [GSSF Master Fund LP] [Castlerigg Master Investments Ltd.] (the “Investor”).

WHEREAS:

A. The Company, the Investor and certain other investors (the “Other Investors”, and collectively with the Investor, the “Investors”) are parties to that certain Securities Purchase Agreement, dated as of May 16, 2005 (the “Securities Purchase Agreement”), pursuant to which, among other things, the Investors purchased from the Company (i) senior secured convertible notes (the “Existing Notes”), which are convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) (the Existing Notes as converted, the “Existing Conversion Shares”), in accordance with the terms thereof, and (ii) warrants (the “Existing Warrants”), which are exercisable into shares of Common Stock (the “Existing Warrant Shares”).

B. In connection with the transactions set forth in the Securities Purchase Agreement, the Company entered into a Security Agreement, a Pledge Agreement and a Guaranty (collectively, the “Security Documents”), pursuant to which, among other things, the Existing Notes were secured by a first priority, perfected security interest, subject to Permitted Liens (as defined in the Existing Notes), in substantially all of the assets of the Company and the stock and assets of certain of the Company’s subsidiaries.

C. Certain of the Investors have delivered an Event of Default Redemption Notice (a “Default Notice”), attached hereto as Exhibit A, which, among other things, purports to set forth certain Events of Default as having occurred pursuant to the terms of the Existing Notes.

D. The Company and the Investor desire to enter into this Agreement, pursuant to which, among other things, (i) in consideration of the withdrawal of the Default Notice delivered by the Investor, if any, and not submitting a default notice relating to the Existing Claims (as defined in Section 7(a) below), and the releases contained herein, the Company shall pay to the Investor [$1,500,000] [$1,000,000] [$375,000] [$125,000] [$500,000] (the “Release Amount”); (ii) the Company and the Investor shall amend and restate all of such Investor’s Existing Notes for senior secured convertible notes in the form attached hereto as Exhibit B (the “Amended and Restated Notes”), which shall be convertible into Common Stock (as converted, the “Amended and Restated Conversion Shares”), in accordance with the terms thereof; and (iii) the Company and the Investor shall amend and restate all of such Investor’s Existing Warrants for warrants in the form attached hereto as Exhibit C (the “Amended and Restated Warrants”) which shall be exercisable into Common Stock (the “Amended and Restated Warrant Shares”, and together with Amended and Restated Conversion Shares, the “Amended and Restated Shares”).

E. Contemporaneously with the execution and delivery of the Securities Purchase Agreement, the Company and the Investors entered into a Registration Rights Agreement, dated as of May 16, 2005 (the “Registration Rights Agreement”), pursuant to which the Company agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement, the “Existing Registrable Securities”) under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder, and applicable state securities laws.

F. The parties hereto desire that the Amended and Restated Shares be covered by registration rights terms substantially identical to those set forth in the Registration Rights Agreement.

G. The parties hereto desire that the Security Documents shall continue to be in full force and effect and secure all obligations under the Securities Purchase Agreement as amended hereby and the Amended and Restated Notes in accordance with the terms of such Security Document.

H. The amendment of the Existing Notes and the Existing Warrants is being made in reliance upon the exemption from registration provided by Section 4(2) of the 1933 Act.

I. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Securities Purchase Agreement and the Amended and Restated Notes.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Company and the Investors hereby agree as follows:

1.	AMENDMENT AND RESTATEMENT OF NOTES AND WARRANTS, WITHDRAWAL AND NON-SUBMISSION OF DEFAULT NOTICE.

(a) Amendment and Restatement. Subject to satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 below, at the closing contemplated by this Agreement (the “Closing”), (i) the Investor shall surrender to the Company its Existing Notes and the Company shall issue and deliver to the Investor the Amended and Restated Notes in a principal amount equal to that of the Existing Notes being so amended and restated, (ii) the Investor shall surrender to the Company at the Closing its Existing Warrants and the Company shall issue and deliver to the Investor the Amended and Restated Warrants, exercisable for the same number of shares of Common Stock and (iii) the Company shall pay in cash to the Investor the Release Amount.

(b) Ratifications. Except as otherwise expressly provided herein, (i) the Securities Purchase Agreement, Registration Rights Agreement, each Security Document and each other Transaction Documents is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Closing Date (A) all references in the Securities Purchase Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Securities Purchase Agreement shall mean the Securities Purchase Agreement as amended by this Agreement, (B) all references in the Registration Rights Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Registration Rights Agreement shall mean the Registration Rights Agreement as amended by this Agreement, (C) all references in the other Transaction Documents, including without limitation any Security Document, to the “Securities Purchase Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Securities Purchase Agreement shall mean the Securities Purchase Agreement as amended by this Agreement, and (D) all references in the other Transaction Documents, including without limitation any Security Document, to the “Registration Rights Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Registration Rights Agreement shall mean the Registration Rights Agreement as amended by this Agreement, (ii) to the extent that the Securities Purchase Agreement or any other Transaction Document purports to pledge to HBK Investments L.P. as collateral agent for the Investors (the “Agent”), or to grant to the Agent, a security interest in or lien on, any collateral as security, such pledge or grant of a security interest or lien is hereby ratified and confirmed in all respects, and (iii) the execution, delivery and effectiveness of this Agreement shall not operate as an amendment of any right, power or remedy of the Agent or the Investors under any Transaction Document, nor constitute an amendment of any provision of any Transaction Document.

(c) Closing Date. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York Time, on the second Business Day after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 5 and 6 below (or such other time and date as is mutually agreed to by the Company and the Investors). The Closing shall occur on the Closing Date at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.

(d) Form of Payment. On the Closing Date, (i) the Company (A) shall pay to the Investor the Release Amount, by wire transfer of immediately available funds in accordance with the Investor’s written wire instructions provided to the Company at least two (2) Business Days prior to the Closing, (B) shall issue and deliver to the Investor, the Investor’s Amended and Restated Notes, duly executed on behalf of the Company and registered in the name of the Investor, and (C) shall issue and deliver to the Investor, the Investor’s Amended and Restated Warrants, duly executed on behalf of the Company and registered in the name of the Investor, and (ii) the Investor (A) shall deliver to the Company the Investor’s Existing Notes for cancellation and (B) shall deliver to the Company the Investor’s Existing Warrants for cancellation.

(e) Default Notice. Effective upon the Closing, the Investor hereby withdraws and cancels the Default Notice delivered to the Company, if any, and agrees not to deliver a default notice relating to the Existing Claims.

2.	AMENDMENTS TO TRANSACTION DOCUMENTS.

The Securities Purchase Agreement and the Registration Rights Agreement are hereby amended as follows:

(a) All references to “Notes” shall mean, and are hereby replaced with, the “Amended and Restated Notes”;

(b) All references to “Conversion Shares” shall mean, and are hereby replaced with, the “Amended and Restated Conversion Shares”;

(c) All references to “Warrants” shall mean, and are hereby replaced with, the “Amended and Restated Warrants”;

(d) All references to “Warrant Shares” shall mean, and are hereby replaced by “Amended and Restated Warrants”; and

(e) The defined term “Transaction Documents” is hereby amended to include this Agreement, the Amended and Restated Notes and the Amended and Restated Warrants.

3.	REPRESENTATIONS AND WARRANTIES

(a) Investor Bring Down. The Investor hereby represents and warrants to the Company with respect to itself only as set forth in Section 2 of the Securities Purchase Agreement as to this Agreement as if such representations and warranties were made as of the date hereof and set forth in their entirety in this Agreement. Such representations and warranties in the Securities Purchase Agreement to the transactions thereunder and the securities issued thereby are hereby deemed for purposes of this Agreement to be references to the transactions hereunder and the issuance of the securities hereby.

(b) Company Bring Down. The Company represents and warrants to the Investor as set forth in Section 3 of the Securities Purchase Agreement as if such representations and warranties were made as of the date hereof and set forth in their entirety in this Agreement; provided that the Schedules to the Securities Purchase Agreement are replaced in their entirety by the Schedules attached to this Agreement (the “New Schedules”). Such representations and warranties in the Securities Purchase Agreement to the transactions thereunder and the securities issued thereby are hereby deemed for purposes of this Agreement to be references to the transactions hereunder and the issuance of the securities hereby, and references therein to “Closing Date” being deemed references to the Closing Date as defined in Section 1(c) above.

4.	CERTAIN COVENANTS AND AGREEMENTS; RELEASE

(a) Registration Rights. After the Closing Date, the Company shall file a new registration statement, with the Amended and Restated Shares being treated as “Registrable Securities” in accordance with, and being governed by, the Registration Rights Agreement as amended herein, the provisions and terms of which are applicable hereto mutates mutandis, as if the Company and the Investors had executed such Registration Rights Agreement as of the Closing Date; provided, however, that (i) references in the Registration Rights Agreement to Closing Date shall be deemed amended to refer to the Closing Date as set forth in this Agreement and (ii) references in the Registration Rights Agreement to Filing Deadline shall be deemed amended to mean 25 days after the Closing Date.

(b) Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York Time, on the first Business Day following the date of this

Agreement, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by this Agreement in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement), the form of each of the Amended and Restated Notes, the form of each of the Amended and Restated Warrants and any amended Security Documents) (including all attachments, the “8-K Filing”). Neither the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents has provided material nonpublic information to the Investors other than the information that will be disclosed in the 8-K Filing or that was disclosed in the Company’s Form 8-K filed with the SEC on May 17, 2005. The Company shall not disclose the identity of the Investor in any filing with the SEC except as required by the rules and regulations of the SEC thereunder. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide the Investor with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the SEC without the express written consent of the Investor. In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, the Investor shall notify the Company, and if the Company does not make public disclosure of such material nonpublic information within twenty four (24) hours of such notification, the Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents. The Investor shall not have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents for any such disclosure. Subject to the foregoing, neither the Company nor the Investor shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Investor, to make any press release or other public disclosure with respect to such transactions which are (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) required by applicable law and regulations (provided that in the case of clause (i) the Company shall use reasonable best efforts to consult with the Investor in connection with any such press release or other public disclosure prior to its release). Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Investor, or include the name of the Investor in any filing with the SEC or any regulatory agency or the applicable stock exchange, without the prior written consent of the Investor, except (i) for disclosure thereof in the 8-K Filing or Registration Statement or similar disclosure as required in future SEC filings or (ii) as required by applicable law or regulations or applicable stock exchange rules or any order of any court or other governmental agency, in which case the Company shall use its reasonable best efforts to provide the Investor with prior notice of such disclosure.

(c) Fees and Expenses. At the Closing, the Company shall reimburse the Investor for its legal and due diligence fees and expenses in connection with the preparation and negotiation of this Agreement by paying any such amount to [Schulte Roth & Zabel LLP] [Latham & Watkins LLP] [Akin, Gump, Strauss, Hauer & Feld, LLP] (the “Investor Counsel Expense”). Upon execution of this Agreement, the Company shall pay to [Schulte Roth & Zabel LLP] [Latham & Watkins LLP] [Akin, Gump, Strauss, Hauer & Feld, LLP] [$            ] toward the Investor Counsel Expense. Except as otherwise set forth in this Agreement or pursuant to the registration rights pursuant to Section 4(a) hereof, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Amended and Restated Notes and Amended and Restated Warrants.

(d) Stockholder Approval. The Company shall provide each stockholder entitled to vote at a special or annual meeting of stockholders of the Company (the “Subsequent Stockholder Meeting”), which initially shall be promptly called and held not later than January 31, 2006 (the “Subsequent Stockholder Meeting Deadline”), a proxy statement, substantially in the form which has been previously reviewed by the Investors and a counsel of their choice at the expense of the Company, soliciting each such stockholder’s affirmative vote at the Subsequent Stockholder Meeting for approval of resolutions (the “Subsequent Resolutions”) providing for the Company’s issuance of all of the Securities as described in the Transaction Documents in accordance with applicable law and the rules and regulations of the Principal Market (such affirmative approval being referred to herein as the “Subsequent Stockholder Approval” and the date such approval is obtained, the “Subsequent Stockholder Approval Date”), and the Company shall use its reasonable best efforts to solicit its stockholders’ approval of the Subsequent Resolutions and to cause the Board to recommend to the stockholders that they approve the Subsequent Resolutions. The Company shall be obligated to seek to obtain the Subsequent Stockholder Approval by the Subsequent Stockholder Meeting Deadline. If, despite the Company’s reasonable best efforts, the Subsequent Stockholder Approval is not obtained on or prior to the Subsequent Stockholder Meeting Deadline, the Company shall cause an additional Subsequent Stockholder Meeting to approve the Subsequent Resolutions to be called and held at each otherwise convened special or annual meeting of the stockholders of the Company, which special or annual meetings must be called and held at least once in each six-month period after the Subsequent Stockholder Meeting Deadline until such Subsequent Stockholder Approval is obtained, provided that if the Board does not recommend to the stockholders that they approve the Subsequent Resolutions at any such Subsequent Stockholder Meeting and the Subsequent Stockholder Approval is not obtained, the Company shall cause an additional Subsequent Stockholder Meeting to be held each calendar quarter after the Subsequent Stockholder Meeting Deadline until such Subsequent Stockholder Approval is obtained.

5.	CONDITIONS TO COMPANY’S OBLIGATIONS HEREUNDER.

The obligations of the Company to the Investor hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Investor with prior written notice thereof:

(a) The Investor shall have executed this Agreement and delivered the same to the Company.

(b) The Investor shall have delivered to the Company the Investor’s Existing Notes and Existing Warrants for cancellation.

(c) The representations and warranties of the Investor shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date).

6.	CONDITIONS TO INVESTOR’S OBLIGATIONS HEREUNDER.

The obligations of the Investor hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

(a) The Company shall have executed this Agreement and delivered the same to the Investor.

(b) The Company shall have executed and delivered to the Investor the Amended and Restated Notes and the Amended and Restated Warrants being issued to such Investor at the Closing.

(c) The Company shall have delivered to the Investor such Investors Release Amount by wire transfer of immediately available funds pursuant to the wire instructions provided by the Investor.

(d) The Amended and Restated Notes and Transaction Documents shall be secured pursuant to the terms of the Security Documents in the same manner and to the same extent as the Existing Notes.

(e) Each of the Other Investors shall have (i) executed agreements identical to this Agreement (other than proportional changes in the numbers reflecting the (x) different principal amount of such Other Investors Existing Notes, (y) different number of Existing Warrant Shares underlying such Investors Existing Warrants and (z) different release amounts (the “Proportionate Changes”)), (ii) satisfied or waived all conditions to the closings contemplated by such agreements and (iii) surrendered their Existing Notes and Existing Warrants for Amended and Restated Notes and Amended and Restated Warrants identical to the Amended and Restated Notes and Amended and Restated Warrants of the Investor hereunder (other than the Proportionate Changes).

(f) The Company shall have delivered to the Company’s transfer agent, with a copy to the Investors, a letter stating that the Irrevocable Transfer Agent Instructions dated May 17, 2005 shall also apply to the Amended and Restated Shares.

(g) The Investor shall have received the opinions of Wilson Sonsini Goodrich & Rosati, P.C., the Company’s outside counsel, dated as of the Closing Date, in substantially the form of Exhibit D attached hereto.

(h) The Company shall have delivered to the Investor a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions approving the transactions contemplated hereby as adopted by the Board in a form reasonably acceptable to the Investor, (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect as of the Closing, in the form attached hereto as Exhibit E.

(i) The representations and warranties of the Company under the Securities Purchase Agreement and each other Transaction Document, including without limitation, each Security Document, shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date and no Default or Event of Default (other than Default or Event of Default relating to Existing Claims) shall have occurred and be continuing on the date hereof either immediately before or after giving effect to this Agreement in accordance with its terms. The Investor shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Investor in the form attached hereto as Exhibit F.

(j) The Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market, except as set forth in the Current Report on Form 8-K filed by the Company with the SEC on September 12, 2005.

(k) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities, including, without limitation, any approvals or notifications required by the Principal Market.

7.	MUTUAL RELEASES.

(a) For purposes of this Agreement, “Existing Claims” shall mean any purported events of default contained in any Default Notice delivered to the Company and attached hereto as Exhibit A or any other claims arising out of the same facts and circumstances, any claims arising out of any violation as of the date hereof of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder that does not result in a Material Adverse Effect upon the Company, or any claims arising out of or based upon any facts or circumstances known to the public or the Investor at or prior to the execution hereof by Investor. In consideration of the releases set forth in Section 7(b), the payment of the Release Amount and the exchange of the Existing Notes and the Existing Warrants for the Replacement Notes and Replacement Warrants, effective as of the Closing, the Investor, only on behalf of itself and, to the extent permitted by law, its heirs, executors, administrators, devisees, trustees, partners, directors, officers, shareholders, employees, consultants, representatives, predecessors, principals, agents, parents, associates, affiliates, subsidiaries, attorneys, accountants, successors, successors-in-interest and assignees (collectively, the “Investor Releasing Persons”), hereby waives and releases, to the fullest extent permitted by law, any and all claims, rights and causes of action, whether known or unknown, but solely relating to the Existing Claims (collectively, the “Investor Claims”), that any of the Investor Releasing Persons had or currently has against (i) the Company, (ii) any of the Company’s current or former parents, affiliates, subsidiaries, predecessors, assigns, attorneys or counsel, accountants, employees, consultants or representatives, or (iii) any of the Company’s or such other persons’ or entities’ current or former officers, directors, employees, agents, principals, and signatories (collectively, the “Company Released Persons”), including, without limitation, any Investor Claims arising out of any of the Transaction Documents. For the avoidance of doubt, Investor Claims arising after the Closing that relate to events or circumstances occurring, or actions taken or failed to be taken, after the Closing are not waived or released hereby. Except for the Existing Claims, any claims, rights or causes of cause of action arising out of or based upon events or circumstances that are not disclosed in the 2005 10-K that may constitute an Event of Default under the Existing Notes or Amended and Restated Notes are not waived or released hereby.

(b) In further consideration of the Investor entering into this Agreement, effective as of the date of this Agreement, the Company on behalf of itself and, to the extent permitted by law, its administrators, devisees, trustees, partners, directors, officers, shareholders, employees, consultants, representatives, predecessors, principals, agents, parents, associates, affiliates, subsidiaries, attorneys, accountants, successors, successors-in-interest and assignees (collectively, the “Company Releasing Persons”), hereby waives and releases, to the fullest extent permitted by law, any and all claims, rights and causes of action, whether known or unknown (collectively, the “Company Claims”), that any of the Company Releasing Persons had or currently has against (i) the Investor, (ii) any of the Investor’s current or former parents, members, partners, shareholders, affiliates, subsidiaries, predecessors or assigns, or (iii) any of the Investor’s or such other persons’ or entities’ current or former officers, directors, members, partners, shareholders, employees, agents, principals, investors, signatories, advisors, consultants, spouses, heirs, estates, executors, attorneys, auditors and associates and members of their immediate families (collectively, the “Investor Released Persons”), including, without limitation, any Company Claims arising out of any of the Transaction Documents or the Default Notice, if any. Company Claims arising after the Closing that relate to events or circumstances occurring, or actions taken or failed to be taken, after the Closing are not waived or released hereby.

8.	TERMINATION.

In the event that the Closing does not occur by November 8, 2005, due to the Company’s or the Investors’ failure to satisfy the conditions set forth in Sections 5 and 6 hereof (and the nonbreaching party’s failure to waive such unsatisfied conditions(s)), the nonbreaching party shall have the option to terminate this Agreement at the close of business on such date without liability of any party to any other party; provided, however, this if this Agreement is terminated by a non-breaching Investor pursuant to this Section 8, the Company shall remain obligated to reimburse the non-breaching Investor for the expenses described in Section 4(c) above. Upon such termination, the terms hereof shall be null and void and the parties shall continue to comply with all terms and conditions of the Transaction Documents, as in effect prior to the execution of this Agreement.

9.	MISCELLANEOUS.

(a) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(b) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(c) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(d) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(e) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(f) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(g) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(h) Entire Agreement; Effect on Prior Agreements; Amendments. Except for the Transaction Documents (to the extent any such Transaction Document is not amended by this Agreement), this Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Investor and to the extent that Other Investors may be affected thereby, by the Required Holders. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, holders of Amended and Restated Notes or holders of the Amended and Restated Warrants, as the case may be. The Company has not, directly or indirectly, made any agreements with any of the Investors relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

(i) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Avanex Corporation
409l9 Encyclopedia Circle
Fremont, California 94538
Telephone:	(510) 897-4188
Facsimile:	(510) 897-4189
Attention:	Chief Executive Officer

Copy to:

Wilson, Sonsini, Goodrich & Rosati, P.C.
650 Page Mill Road
Palo Alto, CA 94304
Telephone:	(650) 493-9300
Facsimile:	(650) 493-6811
Attention:	Daniel J. Weiser, Esq.
Burke F. Norton, Esq.

If to the Investor, to its address and facsimile number set forth in the Securities Purchase Agreement, with copies to the Investor’s representatives as set forth on the Securities Purchase Agreement or on the signature page to this Agreement, with a copy (for informational purposes only) to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Telephone:	(212) 756-2000
Facsimile:	(212) 593-5955
Attention:	Eleazer N. Klein, Esq.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(j) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns in accordance with the terms of the Securities Purchase Agreement.

(k) Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Investor contained herein and the agreements and covenants set forth herein shall survive the Closing.

(l) Remedies. The Investor and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Investor. The Company therefore agrees that the Investor shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(m) Independent Nature of Investor’s Obligations and Rights. The obligations of the Investor under any Transaction Document are several and not joint with the obligations of any Other Investor, and the Investor shall not be responsible in any way for the performance of the obligations of any Other Investor under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by the Investor pursuant hereto, shall be deemed to constitute the Investor and Other Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor and Other Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company and the Investor confirm that the Investor has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any Other Investor to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, each Investor and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

AVANEX CORPORATION

By:
Name:
Title:

[Signature Page to Amendment and Exchange Agreement]

IN WITNESS WHEREOF, each Investor and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

INVESTORS: [STEELHEAD INVESTMENTS LTD.] [KINGS ROAD INVESTMENTS LTD.] [GRYPHON MASTER FUND, L.P.]

[GSSF MASTER FUND, LP] [CASTLERIGG MASTER INVESTMENTS LTD.]

By:
Name:
Title:

Copy to:

[insert]

[Signature Page to Amendment and Exchange Agreement]